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                                   EXHIBIT 5

               Opinion of Alston & Bird regarding the legality of
                        the securities being registered.
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                                  ALSTON&BIRD

                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                       Fax: 404-881-7777  Telex: 54-2996



                               September 13, 1996

Longhorn Steaks, Inc.
8215 Roswell Road
Building 200
Atlanta, Georgia 30350

Gentlemen:

     This opinion is given in connection with the filing by Longhorn Steaks, Inc. ("the Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") with respect to up to 100,000 shares (the "Shares") of the no par value Common Stock of the Company (the "Common Stock") to be issued to non-employee directors of the Company pursuant to the Longhorn Steaks, Inc. 1996 Stock Plan for Outside Directors (the "Plan").

     We have examined such corporate records and documents as we deemed relevant and necessary to enable us to give the opinion set forth herein, including the Articles of Incorporation and Bylaws of the Company, as amended, and resolutions of the Board of Directors of the Company authorizing the Plan and authorizing amendments to the Plan.

     For purposes of this opinion, we assume that all options and stock appreciation rights have been or will be granted in accordance with the Plan.

     Based upon the foregoing, we are of the opinion that the Shares to be issued upon the exercise of options or stock appreciation rights granted under the Plan, upon receipt in full by the Company of the purchase price prescribed for each Share subject to each option, will be duly authorized, legally issued, and fully paid and non-assessable under the Georgia Business Corporation Code as in effect on this date.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement.

                                       Sincerely yours,
                                       ALSTON & BIRD


                                       By: /s/ William H. Avery
                                          -----------------------------
                                          William H. Avery